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                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


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

($ in thousands, except per share amounts)                   Income                Shares            Per Share
                                                          (Numerator)           (Denominator)         Amount
-----------------------------------------------------------------------------------------------------------------
2000
----

BASIC EPS:
Net Income available to common stockholders                  26,535                 24,907           $  1.07
                                                                                                        ========
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --                    752


8.75% convertible subordinated debentures                       250                    649
Stock options                                                   (18)                   210
                                                          -----------            ------------


DILUTED EPS
Income available to common stockholders and assumed
conversions                                                  26,767                 26,518              1.01
                                                          ===========            ============           ========

1999
----

BASIC EPS:
Net Income available to common stockholders                  53,717                 27,081              1.98
                                                                                                        ========
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --                    683


8.75% convertible subordinated debentures                       355                    873
Stock options                                                  (127)                   240
                                                          -----------            ------------


DILUTED EPS
Income available to common stockholders and assumed
conversions                                                  53,945                 28,877              1.87
                                                          ===========            ============           ========

1998
----

BASIC EPS:
Net Income available to common stockholders                  53,570                 28,480              1.88
                                                                                                        ========
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --                    534


8.75% convertible subordinated debentures                       375                    926
Stock options                                                  (989)                   472
                                                          -----------            ------------
DILUTED EPS
Income available to common stockholders and assumed
conversions                                                  52,956                 30,412              1.74
                                                          ===========            ============           ========